SUB-ITEM 77Q3
AIM CONSTELLATION FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 10/31/2008
FILE NUMBER 811 - 1424
SERIES NO.: 2

74U.   1 Number of shares outstanding (000's Omitted)
         Class A                                                         165,538
       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                                          17,387
         Class C                                                           7,104
         Class R                                                             510
         Class Y                                                             327
         Institutional Class                                               2,661

74V.   1 Net asset value per share (to nearest cent)
         Class A                                                        $  17.79
       2 Net asset value per share of a second class of open-end
         company shares (to nearest cent)
         Class B                                                        $  16.20
         Class C                                                        $  16.19
         Class R                                                        $  17.59
         Class Y                                                        $  17.80
         Institutional Class                                            $  19.61